Exhibit 99.1

CONSUMER CAP CORPORATION

FINANCIAL STATEMENTS

As of November 30, 2000 and
For the Eleven-Month Period Then Ended

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of
Consumer Cap Corporation:

      In our opinion, the accompanying balance sheet and the related statements of operations, shareholders’ deficit and cash flows present fairly, in all material respects, the financial position of Consumer Cap Corporation (the “Company”) at November 30, 2000, and the results of its operations and its cash flows for the eleven-month period then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred a net loss of $2,799,000 for the eleven-month period ended November 30, 2000. In addition, the Company had negative cash flows from operations of $1,319,000 for the eleven-month period ended November 30, 2000, and had negative working capital of $6,402,000 at November 30, 2000. As discussed in Note 5, the Company was in default of certain of the restrictive covenants under long-term debt totaling $3,861,000 at November 30, 2000, which rendered the debt payable on demand at the bank’s option. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      As discussed in Note 10, on January 12, 2001, the Company completed the sale of substantially all of its assets and the assumption of certain of its liabilities by Portola Packaging, Inc.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania

March 2, 2001

CONSUMER CAP CORPORATION

BALANCE SHEET

November 30, 2000
(in thousands, except share data)

ASSETS

Current assets:

Cash and cash equivalents	$75

Accounts receivable, net of allowance for bad debts of $24	1,158

Inventories	1,070

Prepaid expenses and other current assets	21

Total current assets	2,324

Equipment and leasehold improvements, net	4,472

Other assets	24

Total assets	$6,820

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:

Current portion of long-term debt	$2,931

Revolving line of credit	1,460

Due to related parties	1,020

Accounts payable	2,063

Book overdraft	35

Accrued compensation	142

Accrued royalties	198

Accrued interest	212

Other accrued expenses and liabilities	665

Total current liabilities	8,726

Long-term debt, less current portion	826

Total liabilities	9,552

Redeemable Preferred Stock, $100 par value:

Authorized: 43,711 shares; Issued and outstanding: 43,711 shares, at redemption value	4,798

Redeemable Junior Preferred Stock, $100 par value:

Authorized: 10,000 shares; Issued and outstanding: 10,000 shares, at redemption value	1,073

Redeemable Convertible Preferred Stock, $1 par value:

Authorized: 8,656 shares; Issued and outstanding: 8,656 shares, at redemption value	10

Commitments and contingencies (Notes 2, 5, and 6)

Shareholders’deficit:

Common stock, $1 par value:

Authorized: 100,000 shares; Issued and outstanding: 14,800 shares	15

Additional paid-in capital	62

Accumulated deficit	(8,690)

Total shareholders’ deficit	(8,613)

Total liabilities and shareholders’ deficit	$6,820

The accompanying notes are an integral part of these financial statements.

CONSUMER CAP CORPORATION

STATEMENT OF OPERATIONS

For the Eleven-Month Period Ended November 30, 2000
(in thousands, except share data)

Sales	$9,110

Cost of sales	8,827

Gross profit	283

Selling, general and administrative	2,580

Loss from operations	(2,297)

Other (income) expense:

Interest income	(6)

Interest expense	508

502

Loss before income taxes	(2,799)

Income tax benefit	—

Net loss	$(2,799)

Redeemable preferred stock dividends	(563)

Net loss applicable to common stock	$(3,362)

Number of shares used in computing per share amounts	14,800

Basic and diluted loss per common share	$(227)

The accompanying notes are an integral part of these financial statements.

CONSUMER CAP CORPORATION

STATEMENT OF SHAREHOLDERS’ DEFICIT

For the Eleven-Month Period Ended November 30, 2000
(in thousands, except share data)

	Common Stock		Additional		Total
			Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 1999	14,800	$15	$—	$(5,891)	$(5,876)

Capital contribution			625		625

Dividends accrued on redeemable preferred stock			(563)		(563)

Net loss for the period				(2,799)	(2,799)

Balance, November 30, 2000	14,800	$15	$62	$(8,690)	$(8,613)

The accompanying notes are an integral part of these financial statements.

CONSUMER CAP CORPORATION

STATEMENT OF CASH FLOWS

For the Eleven-Month Period Ended November 30, 2000
(in thousands)

Cash flows from operating activities:

Net loss	$(2,799)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	1,037

Changes in working capital:

Accounts receivable	(147)

Inventories	223

Prepaids expenses and other current assets	(22)

Other assets	(3)

Accounts payable	(483)

Accrued royalties	86

Accrued interest	166

Other accrued expenses and liabilities and accrued compensation	623

Net cash used in operating activities	(1,319)

Cash flows from investing activities:

Additions to equipment and leasehold improvements	(1,139)

Net cash used in investing activities	(1,139)

Cash flows from financing activities:

Decrease in book overdraft	(54)

Borrowings under revolver	9,075

Repayments of the revolver	(8,894)

Borrowings under long-term debt arrangements	696

Repayments of long-term debt arrangements	(965)
Borrowing from related parties, net	998

Capital contribution	625

Net cash provided by financing activities	1,481

Decrease in cash and cash equivalents	(977)

Cash and cash equivalents at beginning of period	1,052

Cash and cash equivalents at end of period	$75

Cash paid during the period for interest	$333

Cash paid during the period for taxes	$—

Supplemental disclosure of cash flow information:

Conversion of related party borrowings to redeemable junior preferred stock	$1,000

Dividend accretion on preferred stock	$563

The accompanying notes are an integral part of these financial statements.

CONSUMER CAP CORPORATION

NOTES TO FINANCIAL STATEMENTS

1.  Nature of Operations:

      Consumer Cap Corporation (“Consumer”) was formed in August 1995. Consumer designs, manufactures and markets plastic closures primarily for the dairy, water and juice industries. Consumer has a production facility located in New Castle, Pennsylvania and opened another facility in Phoenix, Arizona in June 2000. Consumer’s customers are located primarily in the United States.

2.  Summary of Significant Accounting Policies:

Basis of Presentation:

      The accompanying financial statements have been prepared assuming that Consumer will continue as a going concern. Consumer incurred a net loss of $2,799,000 for the eleven-month period ended November 30, 2000. In addition, Consumer had negative cash flows from operations of $1,319,000 for the eleven-month period ended November 30, 2000, and had negative working capital of $6,402,000 at November 30, 2000. As discussed in Note 5, Consumer was in default of certain of the restrictive covenants under long-term debt totaling $3,861,000 at November 30, 2000, which rendered the debt payable on demand at the bank’s option. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      As discussed in Note 10, on January 12, 2001, Consumer completed the sale of substantially all of its assets and the assumption of certain of its liabilities by a wholly-owned subsidiary of Portola Packaging, Inc. (“Portola”).

Cash and Cash Equivalents:

      Consumer considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Inventories:

      Inventories are stated at the lower of cost (first-in, first-out method) or market.

CONSUMER CAP CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

Equipment and Leasehold Improvements:

      Equipment and leasehold improvements are stated at cost. Equipment is depreciated on a straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the estimated useful lives or the related lease term, whichever is shorter. The cost of maintenance and repairs is charged to operations as incurred. When assets are disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and the resulting gains or losses are included in the results of operations.

Book Overdraft:

      Under Consumer’s cash management system, checks issued but not presented to banks resulting in overdraft balances for accounting purposes are classified as “book overdrafts” in the accompanying balance sheet.

Revenue Recognition:

      Consumer recognizes revenue upon product shipment.

Income Taxes:

      Through December 31, 1998, Consumer was an S corporation. As an S corporation, Consumer’s income or loss was included in its shareholders’ taxable income. Effective January 1, 1999, Consumer terminated its S corporation status and became a C corporation.

      Consumer accounts for income taxes under the liability method which requires that deferred taxes be computed annually on an asset and liability basis and adjusted when new tax laws or rates are enacted. Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established where necessary to reduce deferred tax assets to the amount expected to be realized.

Computation of Loss Per Common Shares:

      Basic loss per share is computed as the net loss divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through warrants and other convertible securities. Common equivalent shares are excluded from the computation of net loss per share as their effect is anti-dilutive.

Concentrations of Credit Risk and Other Risks and Uncertainties:

      Financial instruments which potentially subject Consumer to concentrations of credit risk consist principally of cash, cash equivalents and trade receivables. Consumer’s cash and cash equivalents are concentrated at primarily one financial institution. At times, such deposits may be in excess of insured limits. Management believes that the financial institution which holds Consumer’s financial instruments is financially sound and, accordingly, minimal credit risk exists with respect to these financial instruments.

CONSUMER CAP CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

      Consumer’s products are principally sold to entities in the dairy, water and juice beverage industries in the United States. Credit evaluations of customers’ financial condition are performed and collateral is generally not required. Consumer maintains reserves for potential credit losses which, on a historical basis, have not been significant.

      The majority of Consumer’s products are molded from various plastic resins, which comprise a significant portion of Consumer’s cost of sales. These resins are subject to substantial price fluctuations, resulting from shortages in supply, changes in prices in petrochemical products and other factors. Significant increases in resin prices coupled with an inability to promptly pass such increases on to customers could have a material adverse impact on Consumer.

Carrying Value of Long-Lived Assets:

      Long-lived assets, including equipment and leasehold improvements, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Use of Estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements:

      In December 1999, the Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements.” SAB No. 101 provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. The impact of SAB No. 101 was not material to the accompanying financial statements.

      During the eleven-month period ended November 30, 2000, Consumer adopted Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This statement establishes standards for reporting information about various derivative financial instruments and accounting for their change in fair value. Consumer does not hold or issue derivative financial instruments for hedging purposes and, therefore, the adoption of this standard did not have an effect on the financial position or results of operations of Consumer.

CONSUMER CAP CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

3.  Inventories (in thousands):

November 30,
2000

Finished goods	$733

Raw materials	250

Work in progress	87

$1,070

4.  Equipment and Leasehold Improvements (in thousands):

November 30,
2000

Assets (estimated useful lives):

Machinery and equipment (5)	$6,137

Leasehold improvements (lease term)	566

6,703

Less accumulated depreciation and amortization	(2,231)

$4,472

      Depreciation and amortization charged to operations was approximately $1,037,000 for the period ended November 30, 2000. Fixed assets includes the cost of $1,319,000 and accumulated depreciation and amortization includes $377,000 related to assets leased under capital lease obligations at November 30, 2000.

5.  Debt:

Revolving Line of Credit:

      On October 9, 1997, Consumer entered into a revolving line of credit agreement, which provides for borrowings of up to $2,250,000 for working capital purposes. The borrowings, which are payable on demand, bear interest at the prime rate (9.5% at November 30, 2000) plus 1% and are collateralized by substantially all of Consumer’s assets. At November 30, 2000, outstanding borrowings under this agreement were $1,460,000. The line of credit expired on December 31, 2000.

CONSUMER CAP CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

Long-Term Debt (in thousands):

November 30,
2000

Term loan	$1,725 (1)

Promissory notes	676

Demand note payable – related party	250

Capital lease obligations	1,106

3,757

Less: Current portion	(2,931)

$826

(1)	Net of unamortized discount of $114 incurred in connection with issuance of warrants to the lender.

Term Loan:

      On October 9, 1997, Consumer entered into a $2,095,000 term loan agreement with a bank. The term loan agreement provides for monthly principal and interest payments of $27,108 through May 1, 2008. The term loan bears interest at the prime rate plus 1%. The term loan agreement is collateralized by substantially all of the assets of Consumer.

Promissory Notes:

      On June 17, 1999, Consumer entered into a $630,000 promissory note with a bank. The promissory note provides for varying monthly principal payments ranging from $1,692 to $14,773 plus interest through June 1, 2006. The promissory note bears interest at the prime rate plus 1%. On August 13, 1999, Consumer entered into a $100,000 promissory note with the same bank. The promissory note provides for monthly principal and interest payments of $2,076 through November 1, 2004. The promissory note bears interest at the prime rate plus 1%. Both promissory notes are collateralized by substantially all of the assets of Consumer.

Note Payable to Shareholder:

      At November 30, 2000, Consumer was liable to a shareholder for $250,000 in a demand note. The note bears interest at a rate of 8%.

Capital Lease Obligations:

      Consumer has various capital lease arrangements for equipment and automobiles at various interest rates ranging from 6.8% to 10% with lease terms expiring through 2005. The fixed assets under the lease arrangements are collateral for the lease obligations.

CONSUMER CAP CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

      The revolving line of credit, term loan and promissory notes agreements discussed above are with the same bank and contain certain covenants, the more restrictive of which requires Consumer to maintain minimum amounts of net worth, liquidity and other financial ratios. At November 30, 2000, Consumer was in default of certain of these covenants, which rendered the outstanding balance under these agreements of $3,861,000 payable on demand at the bank’s option. Accordingly, the entire balance due under these agreements is included in current liabilities in the balance sheet at November 30, 2000.

Aggregate Maturities of Long-Term Debt (in thousands):

Period Ending November 30,
2001	$2,931

2002	277

2003	279

2004	258

2005	12

$3,757

6.  Commitments and Contingencies:

Legal:

      Until January 2001, Consumer was engaged in patent infringement actions with Portola. Portola was seeking to have the court declare certain patents by Consumer invalid. Consumer brought a counter suit against Portola, reporting allegations of anti-trust violations. These suits were settled in January 2001 in conjunction with the sale of Consumer to Portola (refer to Note 10).

      Consumer is also subject to other legal proceedings and claims arising out of the normal course of business. Based on the facts currently available, Consumer’s management believes that the ultimate amount of liability beyond reserves provided, if any, for any pending actions, with the exception of the Consumer lawsuit with Portola, will not have a material adverse effect on the financial position, results of operations or cash flows of Consumer. However, the ultimate outcome of any litigation is uncertain, and unfavorable outcomes could have a material impact on the results of operations or liquidity of Consumer in a particular period.

CONSUMER CAP CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

Commitments and Contingencies:

      Consumer leases certain facilities, office equipment and automobiles under operating lease agreements expiring on various dates through February 2005 (refer to Note 8). At November 30, 2000, future minimum rental commitments under agreements with terms in excess of twelve months were approximately as follows (in thousands):

Period Ended November 30,
2001	$370

2002	212

2003	209

2004	20

2005	1

$812

      Rental expense under these agreements for the eleven-month period ended November 30, 2000, totaled approximately $350,000.

7.  Income Taxes:

      Consumer did not provide any current or deferred federal or state income tax provision or benefit for the eleven-month period ended November 30, 2000, because it has incurred a net loss for the period. Consumer has provided a full valuation allowance on the net deferred tax assets consisting primarily of net operating loss carryforwards, because of uncertainty regarding its realization.

      A reconciliation setting forth the differences between the effective tax rate of Consumer and the United States federal statutory tax rate for the eleven-month period ended November 30, 2000 is as follows:

November 30,
2000

Federal statutory rate benefit	(34.0)%

State income tax benefit	(9.9)

Permanent differences	0.4

Other	2.4

Effective income tax rate	(41.1)%

CONSUMER CAP CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

      The components of the net deferred tax assets and liabilities as of November 30, 2000, are as follows (in thousands):

November 30,
2000

Deferred tax assets:

Federal net operating loss carryforwards	$1,668

State net operating loss carryforwards	491

Accrued liabilities	81

Total gross assets	2,240

Less: Valuation allowance	(2,240)

$—

      As of November 30, 2000, Consumer had net operating loss carryforwards of $2,159,000 for federal and state income tax purposes. Utilization of these net operating loss carryforwards may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended. These carryforwards will begin to expire in 2019 for federal purposes and 2009 for state purposes. In addition, the state net operating loss carryforwards are subject to annual usage limitations of $2,000,000.

8.  Related Party Transactions:

      Consumer leases the New Castle, Pennsylvania production facility from one of its shareholders. The lease agreement expires on December 31, 2003, and contains two five-year renewal options. The total rent expense under the agreement was $185,000 for the eleven-month period ended November 30, 2000.

      Consumer pays royalties to one of its shareholders under a royalty agreement. During the eleven-month period ended November 30, 2000, royalties charged to expense totaled approximately $98,000. Accrued royalties totaled $198,000 at November 30, 2000.

      In August 2000, two shareholders contributed additional capital of $625,000, which was used to pay off a $625,000 promissory note with a financial institution. In addition, a company owned by one of the shareholders of Consumer forgave a $1,000,000 promissory note in exchange for the issuance of 10,000 shares of Junior Redeemable Preferred Stock.

      Consumer purchases certain tools and dies from a company owned by a shareholder. Such purchases totaled $545,000 for the eleven-month period ended November 30, 2000. Amounts due for such purchases totaled $786,000 at November 30, 2000, and are included in due to related parties on the accompanying balance sheet.

CONSUMER CAP CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

9.  Capital Stock:

      Consumer has three classes of preferred stock: Redeemable Preferred Stock, Redeemable Junior Preferred Stock and Redeemable Convertible Preferred Stock (collectively, Redeemable Preferred Stock).

Redeemable Preferred Stock:

      Consumer, at its election, has the right to redeem any or all of the Redeemable Preferred Stock at any time at a price per share equal to the Redeemable Preferred Stock redemption price which includes accrued and unpaid dividends. In addition, Consumer shall redeem from each holder of redeemable preferred stock all of such holder’s shares at a price per share equal to the redemption price commencing on the third anniversary of the closing date; provided, however, that Consumer shall redeem such shares in full upon the earlier of 1) an event of default, 2) an initial public offering or 3) the sale of Consumer.

Redeemable Convertible Preferred Stock:

      In addition, Consumer’s Redeemable Convertible Preferred Stock is convertible into Consumer’s common stock at the holder’s option and is automatically converted to Consumer’s common stock in the event of an initial public offering. Consumer’s Redeemable Convertible Preferred Stock shall convert to common stock according to a formula in the stock purchase agreement, which includes accrued and unpaid dividends. Each share of Redeemable Convertible Preferred Stock entitles the holder to a number of votes in an equal amount as if such shares were converted into Consumer’s common stock.

      The shareholders of the Convertible Preferred Stock shall at each holder’s election have the right to compel Consumer, by written notice, to redeem all or any portion of such holder’s shares of Convertible Preferred Stock at a price equal to the Convertible Preferred Stock redemption price, upon the earlier of 1) an event of default, 2) an initial public offering, 3) the sale of Consumer or 4) the fifth anniversary of the closing date.

Dividends:

      The shareholders of the Convertible Preferred Stock and Redeemable Preferred Stock are entitled to receive dividends at a per annum rate of 8% of the original issue price of the respective shares of stock, appropriately adjusted for stock dividends or splits, when and if declared by Consumer’s Board of Directors. Dividends on the preferred stock are cumulative. These dividends are being accreted through the redemption dates of the preferred stock by charging additional paid in capital. The Preferred Shareholders are entitled to receive all cumulative unpaid dividends prior to the payment of any dividends to Consumer’s common stock.

CONSUMER CAP CORPORATION

NOTES TO FINANCIAL STATEMENTS (continued)

Liquidation:

      The Redeemable Preferred Stock receives priority in liquidation. Subsequent to the repayment of the Preferred Stock, including accrued and unpaid dividends thereon, holders of the Preferred Stock will receive liquidation proceeds on a pro-rata basis; the remaining liquidation proceeds will be distributed to Consumer’s common shareholders.

10.  Subsequent Event:

      On December 30, 2000, Consumer entered into an agreement with Portola for the sale of substantially all of its assets and the assumption of certain of its liabilities for a purchase price of approximately $1,477,000 plus the assumption of liabilities totaling $8,248,000. The purchase price is subject to adjustment as provided in the agreement. On January 12, 2001, the acquisition was completed through the purchase of the assets of Consumer by a wholly-owned subsidiary of Portola.